CERTIFICATE OF INCORPORATION

                                       OF

                    INTERNATIONAL TIME SHARING SERVICES, INC.

                            ------------------------


     FIRST. The name of the corporation is INTERNATIONAL TIME SHARING SERVICES, INC.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is:

          To own, operate and lease computer and other data processing equipment, either on a time-sharing basis by itself or otherwise, and to own, operate, or in any way deal or engage in the business of a service bureau, rendering programing, computer and other data processing services, and to engage in the business of management consultants and in the business of rendering business marketing and technical analysis in all phases of business operations, to and for all kinds of business enterprises.

          To build, purchase or otherwise acquire, lease, own, hold, use, improve, equip, maintain, mortgage or otherwise encumber, sell or otherwise dispose of, convey, assign, and lease, factories, shops, offices, warehouses, buildings, and structures of every kind and description.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political sub-division or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

          The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two million (2,000,000) and the par value of each of such shares is One Cent (1(cent)), amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

     FIFTH. The name and mailing address of each incorporator is as follows:

                  NAME                      MAILING ADDRESS
                  ----                      ---------------
                  B. J. Consono             100 West Tenth Street
                                            Wilmington, Delaware

                  F. J. Obara, Jr.          100 West Tenth Street
                                            Wilmington, Delaware

                  A. D. Grier               100 West Tenth Street
                                            Wilmington, Delaware

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or Substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stock holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


     NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of February, 1969.


                                               B.J. Consono
                                               -------------------------

                                               F.J. Obara, Jr.
                                               -------------------------

                                               A.D. Grier
                                               -------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    INTERNATIONAL TIME SHARING SERVICES, INC.

                            BEFORE PAYMENT OF CAPITAL

                                  --- oo0oo---


     WE, THE UNDERSIGNED, being all of the incorporators of INTERNATIONAL TIME SHARING SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That Article "First" of the Certificate of Incorporation be and it hereby is amended to read as follows:

     "First. The name of the Corporation is TIME SHARING SERVICES, INC."

     SECOND: That the corporation has not received any payment for any of its stock.

     THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 28th day of March, 1969.

                                               B.J. Consono
                                               -------------------------

                                               F.J. Obara, Jr.
                                               -------------------------

                                               A.D. Grier
                                               -------------------------

                            CERTIFICATE OF AMENDMENT

                                      -of-

                          CERTIFICATE OF INCORPORATION

                                      -of-

                           TIME SHARING SERVICES, INC.

     TIME SHARING SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED: that the Certificate of Incorporation of this corporation, as amended, be further amended by changing the Article thereof numbered "FIRST" so that as amended, said Article shall be and read as follows:

               "FIRST: The name of the corporation is, TIME SHARING RESOURCES, INC."

          SECOND: The aforesaid amendment has been approved by vote of the holders of a majority of the issued and outstanding stock entitled to vote at a meting of shareholders duly held pursuant to the provisions of Section 222 of the General Corporation Law of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said TIME SHARING SERVICES, INC., caused its corporate seal to be hereunto affixed and this Certificate to be signed by Joseph F. Hughes, its President, and attested by Joseph Kazmarick, its Secretary, this 27th day of day of May, 1969.


                                           TIME SHARING SERVICES, INC.


                                           By______________________________
                                              Joseph F. Hughes, President

ATTEST:

--------------------------
Joseph Kazmarick, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *

     TIME SHARING RESOURCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of TIME SHARING RESOURCES, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation to increase the authorized number of shares of Common Stock from 2,000,000 to 4,000,000 and to create a class of Preferred Stock of 1,000,000 shares, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That Article "Fourth" of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

     FOURTH: (a) The total number of shares which the corporation shall have authority to issue is five million (5,000,000) shares divided into classes as follows: four million (4,000,000) shares shall be Common Stock having a par value of One Cent (1 cent) per share and one million (1,000,000) shares shall be Preferred Stock having a par value of One Dollar ($1.00) per share, having such voting powers or no voting powers, designations, preferences and relative participating optional or other special rights, and qualifications, limitations or restrictions thereof as may be fixed by resolution of the Board of Directors.

     (b) The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the Delaware Corporation Law, to establish the number of shares to be included in each such series, and to fix voting powers, designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the shares of each of such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

          (g) Any other relative rights, preferences and limitations of that series."

                                           TIME SHARING RESOURCES, INC.


                                           By: ____________________________
                                                   Joseph F. Hughes,
                                                   Chief Executive Officer &
                                                   President

ATTEST:

-----------------------
Joseph M. Kazmarick

Secretary

-----------------------
[Corporate Seal]

Dated: September 19, 1983

STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF WESTCHESTER     )



     BE IT REMEMBERED, that on this 19th day of September 1983, personally came before me, a Notary Public in and for the County and State aforesaid, JOSEPH F. HUGHES, Chief Executive Officer and Joseph Kazmarick, Secretary of TIME SHARING RESOURCES, INC., a corporation of the State of Delaware, and the duly executed said certificate before me and acknowledged the said certificate to be their acts and deeds and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                           -------------------------------
                                           Notary Public

(Notarial Seal)

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                          TIME SHARING RESOURCES, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Time Sharing Resources, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking of Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

     "FIRST: The name of the corporation is: TSR, INC."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on January 26, 1984.


                                            ---------------------------------
                                            Joseph F. Hughes - President

Attest:

------------------------------
Joseph M. Kazmarick, Secretary

STATE OF NEW YORK      )
                       :  ss.:
COUNTY OF NASSAU       )

     BE IT REMEMBERED that, on January 26, 1984, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came JOSEPH F. HUGHES, President of Time Sharing Resources, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

     GIVEN under my hand on January 26, 1984.


                                        ----------------------------
                                        Notary Public

Notary Seal

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    TSR, INC.

                       ----------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                       ----------------------------------


     I, Joseph H. Hughes, President and Chairman of the Board of TSR, INC., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the name of the Corporation is TSR, INC. (hereinafter called the "Corporation").

     SECOND: That the Certificate of Incorporation of the Corporation has been amended as follows:

     A. Article FOURTH, Section A thereof shall be deleted in its entirety and replaced with the following:

     "FOURTH: A. The total number of shares which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which twenty-five million (25,000,000) shares shall be common stock, having a par value of One Cent (1(cent)) per share, and one million

     (1,000,000) shares shall be preferred stock, having a par value of One Dollar ($1.00) per share, having such voting powers or no voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be fixed by resolution of the Board of Directors."

     B. The following shall be added as the second paragraph under Article
Fifth:

     "Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class III Director shall serve for a term expiring at the annual meeting of stockholders to be held in 1998, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal."

     C. The following shall be added as the third paragraph under Article
Fifth:

     "Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director."

     D. The following shall be added as a new paragraph at the end of Article
Tenth:

     "Amendment of Certificate of Incorporation. The affirmative vote of not less than two-thirds of the voting stock eligible to be cast by holders of voting stock, shall be required to amend or repeal the provisions of the second and third paragraphs of Article Fifth, this last paragraph of Article Tenth, Article Eleventh or Article Twelfth of this Certificate of Incorporation."

     E. The following shall be added as Article Eleventh:

     "Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof."

     F. The following shall be added as Article Twelfth of the Certificate:

     "Amendment of By-laws. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors. In addition, the By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the voting stock eligible to be cast by holders of voting stock on such amendment or repeal; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the voting stock present and entitled to vote on such amendment or repeal."

     THIRD: The amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate this ___ day of October, 1997.


                                    TSR, INC.


                                    By: ______________________________
                                        Name:  Joseph H. Hughes
                                        Title: President and Chairman
                                               of the Board